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                                ABLE ENERGY, INC.
                                  PRESS RELEASE


NASDAQ COMMON STOCK SYMBOL:   ABLE
BOSTON STOCK EXCHANGE SYMBOL: AEI
FOR IMMEDIATE RELEASE


             ABLE ENERGY, INC., ANNOUNCES THE POTENTIAL ACQUISITION
                           OF ALL AMERICAN PLAZAS INC.

Rockaway, New Jersey (March 4, 2005) - Able Energy, Inc. ("Able") today announced its intention to acquire All American Plazas, Inc., a privately held company headquartered in Myerstown, Pennsylvania. All American Plazas owns and operates interstate travel plazas in four Northeastern States with annual revenues in excess of $130 million for its fiscal year ending September 30, 2004. Able anticipates making the acquisition through a tax free exchange with the shareholders of All American Plazas. It is contemplated that the acquisition will be finalized with the shareholders of All American Plazas, who may accept newly issued restricted common shares of Able Energy, Inc. stock in exchange for all of the issued and outstanding common stock of All American Plazas. If the acquisition is finalized, Able will acquire the All American Plazas shares for a purchase price of approximately $30 million, through the issuance of Able common stock, to have a price determined by a twenty-day average trading price from February 8 through February 28, 2005. If the acquisition is completed, All American Plazas, will be a wholly owned operating subsidiary of Able.

Able believes that the potential combination of the two companies will enhance the ability of the combined entity to improve marketing opportunities for heating and motor fuels along with greater financial market recognition with combined revenues of the new entity approaching approximately $200 million. In addition, both Able and All American Plazas may enjoy joint sponsorship through a combined marketing arrangement along with financial support from TransMontaigne, Inc. TransMontaigne, Inc. is a refined petroleum products marketing and distribution company based in Denver, Colorado, with operations primarily in the Gulf Coast, Midwest and East Coast regions of the United States. TransMontaigne's principal activities consist of terminal, pipeline, tug and barge operations, distribution and marketing and supply chain management services. TransMontaigne's customers include wholesalers, distributors, marketers, and industrial and commercial end-users of refined petroleum products. TransMontaigne is a key supplier to both Able and All American Plazas.

In addition, today Able has announced the addition of two new members to its board of directors effective as of February 28, 2005. Joining the Able board is Alan E. Richards, who has served as the President of Sorrento Enterprises Incorporated, a forensic accounting firm, from its inception in 1979 to the present. Mr. Richards brings a diverse background and 25 plus years experience in financial services including work with government agencies such as the United States Internal Revenue Service. Mr. Richards is a graduate of Iona College with a BBA in Finance. Also joining the Able board is Stephen Chalk. From 1981 to the present, Mr. Chalk has served as the President of the Pilgrim Corporation, where he has obtained a strong background in financial management, as well as over 25 years of hotel, resort, restaurant, and real estate development experience. Mr. Chalk is a graduate of Philadelphia University with a BS in Engineering and Design. Mr. Richards and Mr. Chalk replace James Purcaro who resigned from the board. With the departure of Mr. Purcaro and Mr. Harrington, each of whom resigned as of February 24, 2005, and the addition of its two new members, the board remains at five members.

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ABOUT ABLE ENERGY, INC.
Able is a holding company for five operating subsidiaries, which are engaged in the retail distribution of, and the provision of services relating to home heating oil, diesel fuel, kerosene, and in addition, Able provides complete HVAC installation and repair.

Able's common stock is traded on the Nasdaq SmallCap Market under the symbol "ABLE" and on the Boston Stock Exchange under the symbol "AEI".

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN OF THE STATEMENTS CONTAINED HEREIN, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITH RESPECT TO EVENTS, THE OCCURRENCE OF WHICH INVOLVED RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS MAY BE IMPACTED, EITHER POSITIVELY OR NEGATIVELY, BY VARIOUS FACTORS. INFORMATION CONCERNING POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY IS DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


For information contact
Christopher P. Westad, President
(973) 625-1012